LEASING FUND

ELEVEN, LLC

PORTFOLIO OVERVIEW

FIRST QUARTER

2008

ICON LEASING FUND ELEVEN, LLC

- First Quarter 2008 Portfolio Overview -

Dear Fellow Member of ICON Leasing Fund Eleven, LLC:

We are pleased to present this Portfolio Overview for ICON Leasing Fund Eleven, LLC (the “Fund”) for the first quarter of 2008.  References to “we”, “us” and “our” are references to the Fund, references to “ICON Capital” or the “Manager” are references to the manager of the Fund, ICON Capital Corp.

The Fund

We raised $365,198,690 commencing with our initial offering on April 21, 2005 through the closing of the offering on April 21, 2007.  In July 2006, we increased our original offering from $200,000,000 to $375,000,000.

During the reporting period, we continued to operate in our operating period, during which time we continued to seek to acquire equipment subject to lease or structured financings secured primarily by equipment.  Cash generated from these investments facilitates distributions to our members.  Availability of cash to be used for reinvestment depends on the requirements for expenses, reserves and distributions to members.

Our operating period is anticipated to continue for a period of five years from the closing of the offering, unless extended at our Manager’s sole discretion.  Following our operating period, we will enter our liquidation period, during which time equipment we own will be sold in the ordinary course of business.

Recent Significant Transactions

Transactions

•
On December 20, 2007, we, along with ICON Income Fund Ten, LLC, an entity also managed by our Manager, formed ICON Global Crossing V, LLC, with interests of 55% and 45%, respectively, to purchase telecommunications equipment from various vendors for approximately $12,982,000 in cash.  This equipment is subject to a lease with Global Crossing Telecommunications, Inc. (“Global Crossing”).  The term of the lease is for 36 months and commenced on January 1, 2008.  We paid an acquisition fee of approximately $214,000 to our Manager in connection with this transaction.

•
On April 24, 2008, ICON EAR II, LLC, our wholly owned subsidiary, completed the acquisition and leaseback of semiconductor manufacturing equipment from Equipment Acquisition Resources, Inc. (“EAR”) for an initial acquisition price of $6,347,500.  The lease commenced June 30, 2008 and will continue for 60 months.  We paid an acquisition fee of approximately $190,000 to our Manager in connection with this transaction.

•
On March 7, 2006, we acquired substantially all of the equipment leasing portfolio (the “Leasing Portfolio”) of Clearlink Capital Corporation, based in Mississauga, Ontario, Canada.  We are pleased to report that effective as of May 19, 2008, substantially all of the remaining assets in the Leasing Portfolio were sold to affiliates of U.S. Micro Corporation, an unaffiliated third party (the “Remaining Assets”).  The purchase price for the Remaining Assets was $19,000,000, and is subject to a number of post-closing adjustments.

•
At the end of June 2008, ICON Global Crossing III, LLC (“ICON Global Crossing III”), a wholly owned subsidiary, acquired title to approximately $5,417,000 worth of information technology equipment that is being leased back to Global Crossing.  ICON Global Crossing III entered into two separate leases with Global Crossing, each for a term of 36 months and each commencing on July 1, 2008.  We paid an acquisition fee of approximately $163,000 to our Manager in connection with this transaction.

•
During June 2008, ICON EAR, LLC (“ICON EAR”), owned 55% by ICON Leasing Fund Twelve, LLC, an affiliate of ours (“Fund Twelve”), and 45% by us, completed the acquisition of and simultaneously  leased back to EAR certain semiconductor manufacturing equipment for a total purchase price of $8,794,500.  The equipment consists of silicone wafer slicers, dicers, backgrinders, lappers, and polishers that are designed to size microchips from embryo wafers.  The leases commenced on July 1, 2008 and will continue for a term of 60 months.  We paid an acquisition fee of approximately $119,000 to our Manager in connection with this transaction.

Financing Facility

As you may recall from previous correspondence, we were committed to invest up to $5,000,000 in a $93,500,000 equipment financing facility with a consortium of other lenders and Solyndra, Inc. (“Solyndra”).  Solyndra is a privately held manufacturer of solar panels.

The financing facility was secured by the equipment as well as all other assets of Solyndra.  As of March 31, 2008, we had invested approximately $4,367,000 and had paid acquisition fees of approximately $131,000 to our Manager in relation to this agreement.  Included as part of the consideration in the transaction were warrants granting us the right to purchase 40,290 shares of Solyndra’s common stock at a purchase price of $4.96 per share.  The warrants expire on April 6, 2014.

The financing facility was originally set to expire on June 30, 2013.  On July 27, 2008, however, Solyndra repaid in full the outstanding note receivable and the entire facility was terminated.  We received approximately $4,437,000 in connection with the repayment, which consisted of principal and interest receivable as of such date.  The repayment does not affect the warrants held by us, and we retain our rights thereunder.

Portfolio Overview

Our equipment portfolio consists of investments that we have made directly as well as those that we have made with our affiliates.  In addition to the recent investments described above, our equipment portfolio currently consists primarily of the following investments:

•
Equipment and machinery used by The Teal Jones Group and Teal Jones Lumber Services, Inc. (collectively, “Teal Jones”) in its lumber processing operations in Canada and the United States.  We, through two wholly-owned entities, entered into a lease financing arrangement with Teal Jones totaling approximately $36,000,000 in November 2006.  The equipment and machinery are being leased back to Teal Jones pursuant to an 84-month lease that is scheduled to expire in November 2013.

•
Machining and metal working equipment subject to lease with W Forge Holdings, Inc., MW Scott, Inc. and MW Gilco, LLC (collectively, the “MW Group”), all of which are wholly-owned subsidiaries of MW Universal, Inc. (“MW”).  We acquired the equipment for approximately $22,200,000.  The equipment is subject to 60-month leases with the MW Group that commenced January 1, 2008.  In addition, we acquired the manufacturing assets of MW General, Inc. and AMI Manchester, LLC, wholly-owned subsidiaries of MW, for purchase prices of $400,000 and $1,700,000, respectively.  These leases commenced on January 1, 2008 and continue for a period of 60 months.

•
State-of-the-art telecommunications equipment subject to 48-month leases with Global Crossing.  We, through a wholly-owned entity, acquired the equipment for approximately $16,672,000 in cash.  One lease is scheduled to expire on December 31, 2010 and the other lease is scheduled to expire on February 28, 2011.

•
A 61.4% interest and a 13.3% interest in two joint ventures that purchased state-of-the-art telecommunications equipment subject to 48-month leases with Global Crossing.  We acquired our interests for approximately $15,400,000 and approximately $1,841,000, respectively.  The leases are scheduled to expire on March 31, 2010 and October 31, 2010, respectively.

•
Auto parts manufacturing equipment leased to Heuliez SA and Heuliez Investissements SNC.  We, through a wholly-owned entity, purchased the equipment for approximately $11,994,000 and it is subject to a 60-month lease that is scheduled to expire on April 30, 2012.

•
Two Aframax 95,649 DWT (deadweight tons) product tankers – the Senang Spirit and the Sebarok Spirit – bareboat chartered to an affiliate of Teekay Corporation (“Teekay”).  We, through two wholly-owned entities, purchased the Senang Spirit and the Sebarok Spirit for an aggregate purchase price of approximately $88,000,000, comprised of approximately $21,300,000 in cash and a non-recourse note in the amount of approximately $66,700,000.  The 60-month bareboat charters with the affiliate of Teekay are scheduled to expire in April 2012.

•
On December 28, 2007, ICON EAR acquired and simultaneously leased back manufacturing equipment from EAR that is subject to a 60-month lease that commenced on July 1, 2008.  We paid approximately $3,121,000 for our interest in the equipment.

•
Four 45,720 – 47,094 DWT product carrying vessels -- the M/T Doubtless, the M/T Faithful, the M/T Spotless and the M/T Vanguard -- that are subject to bareboat charters with subsidiaries of Top Ships, Inc., each of which are scheduled to expire in February 2011.  The purchase price for the four tankers was approximately $112,650,000, comprised of approximately $22,650,000 in cash, a first priority non-recourse note in the amount of approximately $80,000,000, and a second priority non-recourse note in the amount of approximately $10,000,000.

•
Four 3,300 TEU (twenty foot equivalent units) container vessels -- the M/V Andaman Sea, the M/V ZIM Hong Kong, the M/V ZIM Israel and the M/V Japan Sea -- that are subject to bareboat charters with ZIM Integrated Shipping Services, Ltd.  The bareboat charters for the ZIM Japan Sea and the ZIM Andaman Sea are scheduled to expire in November 2010 and the bareboat charters for the ZIM Hong Kong and the ZIM Israel are each scheduled to expire in January 2011.  The purchase price for the four vessels was approximately $142,500,000, comprised of approximately $35,900,000 in cash, a first priority non-recourse note in the amount of approximately $93,300,000, and a second priority non-recourse note in the amount of approximately $12,000,000.

Transactions with Related Parties

Our Manager performs certain services relating to the management of our equipment leasing activities.  Such services include the collection of lease payments from the lessees of the equipment, re-leasing services in connection with equipment which is off-lease, inspections of the equipment, liaise with and general supervision of lessees to assure that the equipment is being properly operated and maintained, monitoring performance by the lessees of their obligations under the leases and the payment of operating expenses.

Administrative expense reimbursements are costs incurred by our Manager or its affiliates that are necessary to our operations.  These costs include our Manager’s and its affiliates’ legal, accounting, investor relations and operations personnel, as well as professional fees and other costs that are charged to us based upon the percentage of time such personnel dedicate to us.  Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals with a controlling interest in our Manager.

Our Manager also has a 1% interest in our profits, losses, cash distributions and liquidation proceeds.  We paid distributions to our Manager totaling $83,406 for the three months ended March 31, 2008.  Our Manager’s interest in our net loss for the three months ended March 31, 2008 and 2007 was $3,686 and $14,825, respectively.

Fees and other expenses paid or accrued by us to our Manager or its affiliates for the three months ended March 31, 2008 and 2007, were as follows:

			Three Months Ended
			March 31,
Entity	Capacity	Description	2008	2007
ICON Capital Corp.	Manager	Organization and offering expenses (1)	$-	$857,037
ICON Securities Corp.	Managing broker-dealer	Underwriting fees (1)	-	1,142,716
ICON Capital Corp.	Manager	Acquisition fees (2)	286,951	2,822,907
ICON Capital Corp.	Manager	Management fees (3)	1,811,388	1,482,064
ICON Capital Corp. and affiliate	Manager	Administrative fees (3)	1,568,510	1,700,883
Total fees paid to the Manager and its affiliates			$3,666,849	$8,005,607

(1) Charged directly to members' equity.
(2) Capitalized and amortized to operations over the estimated service period in accordance with the LLC's accounting policies.
(3) Charged directly to operations.

At March 31, 2008, we had a net payable due to our Manager and affiliates that consisted primarily of accruals due to our Manager for acquisition fees, administrative expense reimbursements and management fees of $567,436.  Members may obtain a summary of administrative expense reimbursements upon request.

Your participation in the Fund is greatly appreciated and we look forward to sharing continued successes.

Sincerely

ICON Capital Corp., Manager

Michael A. Reisner	Mark Gatto
Co-President and Co-Chief Executive Officer	Co-President and Co-Chief Executive Officer

We are committed to protecting the privacy of our investors in compliance with all applicable laws. Please be advised that, unless required by a regulatory authority such as the FINRA or ordered by a court of competent jurisdiction, we will not share any of your personally identifiable information with any third party.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Balance Sheets

Assets
	March 31,
	2008	December 31,
	(unaudited)	2007
Current assets
Cash and cash equivalents	$28,983,543	$42,339,549
Current portion of net investment in finance leases	10,013,758	10,442,124
Accounts receivable (net of allowance
for doubtful accounts of $72,516 and $73,321, respectively)	7,023,007	4,087,034
Restricted cash	1,016,949	1,426,170
Equipment held for sale or lease, net	3,794,478	2,226,905
Prepaid expenses	2,815,876	2,991,302
Other current assets	759,813	651,516

Total current assets	54,407,424	64,164,600

Non-current assets
Net investment in finance leases, less current portion	82,165,213	89,080,301
Leased equipment at cost, (less accumulated depreciation of
$119,531,303 and $109,756,923 respectively)	397,842,998	417,738,629
Note receivable on financing facility, net	4,252,390	4,087,568
Mortgage note receivable	12,722,006	12,722,006
Investments in joint ventures	4,435,153	4,638,393
Deferred income taxes	1,001,724	963,595
Other non-current assets, net	2,307,845	2,356,913

Total non-current assets	504,727,329	531,587,405

Total Assets	$559,134,753	$595,752,005

Liabilities and Members' Equity

Current liabilities
Current portion of non-recourse long-term debt	$67,889,098	$79,084,120
Interest rate swap contracts	9,222,963	4,556,116
Deferred rental income	6,620,971	11,869,874
Current portion of leasing payables and other lease liabilities	2,925,712	5,253,451
Due to Manager and affiliates, net	567,436	296,476
Income taxes payable	274,016	139,310
Accrued expenses and other liabilities	2,606,128	3,995,256

Total current liabilities	90,106,324	105,194,603

Non-current liabilities
Non-recourse long-term debt, net of current portion	198,888,539	206,410,288
Leasing payables and other lease liabilities, net of current portion	9,730,033	10,533,826

Total non-current liabilities	208,618,572	216,944,114

Total Liabilities	298,724,896	322,138,717

Minority Interest	11,567,441	12,389,412

Commitments and contingencies (Note 13)

Members' Equity
Managing Member	(730,652)	(643,560)
Additional Members	247,836,895	256,754,095
Accumulated other comprehensive income	1,736,173	5,113,341

Total Members' Equity	248,842,416	261,223,876

Total Liabilities and Members' Equity	$559,134,753	$595,752,005

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Operations
(unaudited)

	Three Months Ended March 31,
	2008	2007
Revenue:
Rental income	$27,506,275	$22,818,090
Finance income	1,911,039	2,332,210
Income from investments in joint ventures	78,465	35,680
Net gain on sales of new equipment	177,727	189,256
Net (loss) gain on sales of leased equipment	(227,049)	82,761
Interest and other income	758,246	1,415,572

Total revenue	30,204,703	26,873,569

Expenses:
Management fees - Manager	1,811,388	1,482,064
Administrative expense reimbursements - Manager	1,568,510	1,700,883
General and administrative	801,561	720,991
Interest	4,016,638	3,537,824
Depreciation and amortization	20,405,123	19,590,530
Loss on derivative instruments	1,493,972	360,590

Total expenses	30,097,192	27,392,882

Income (loss) before minority interest	107,511	(519,313)

Minority interest	(448,414)	(261,333)

Loss before income taxes	(340,903)	(780,646)

Provision for income taxes	27,671	701,857

Net loss	$(368,574)	$(1,482,503)

Net loss allocable to:
Additional Members	$(364,888)	$(1,467,678)
Manager	(3,686)	(14,825)

	$(368,574)	$(1,482,503)

Weighted average number of additional
member shares outstanding	363,563	317,954

Net loss per weighted average
additional member share outstanding	$(1.00)	$(4.62)

See accompanying notes to condensed consolidated financial statements.

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statement of Changes in Members' Equity

				Accumulated
				Other	Total
	Additional	Additional		Comprehensive	Members'
	Member Shares	Members	Manager	Loss	Equity
Balance, December 31, 2007	363,859	256,754,095	(643,560)	5,113,341	261,223,876
Net loss	-	(364,888)	(3,686)	-	(368,574)
Change in valuation of interest rate swap contracts	-	-	-	(3,253,516)	(3,253,516)
Foreign exchange translation adjustments	-	-	-	(123,652)	(123,652)
Comprehensive loss	-	-	-	-	(3,745,742)
Additional member shares redeemed	(355)	(280,039)	-	-	(280,039)
Cash distributions to members	-	(8,272,273)	(83,406)	-	(8,355,679)

Period ended March 31, 2008 (unaudited)	363,504	$247,836,895	$(730,652)	$1,736,173	$248,842,416

ICON Leasing Fund Eleven, LLC
(A Delaware Limited Liability Company)
Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three Months Ended March 31,
	2008	2007
Cash flows from operating activities:
Net loss	$(368,574)	$(1,482,503)
Adjustments to reconcile net loss to net cash
provided by operating activities:
Rental income paid directly to lenders by lessees	(3,502,983)	(737,536)
Finance income	(1,911,039)	(2,332,210)
Income from investments in joint ventures	(78,465)	(35,680)
Net loss (gain) on sales of new and leased equipment	49,322	(272,017)
Depreciation and amortization	20,405,123	19,590,530
Interest expense paid directly to lenders by lessees	964,405	72,156
Unrealized loss on derivative instruments	1,493,972	360,590
Minority interest	448,414	261,333
Deferred tax provision	(78,372)	-
Distributions to/from minority interest holders and joint ventures	(343,008)	(236,519)
Changes in operating assets and liabilities:
Collection of minimum rents receivable	10,972,321	4,841,080
Rents receivable	(2,952,067)	(986,135)
Other assets, net	748,276	(1,292,823)
Payables, deferred rental income and other liabilities	(8,985,953)	(3,787,409)
Due to Manager and affiliates, net	(183,066)	206,755

Net cash provided by operating activities	16,678,306	14,169,612

Cash flows from investing activities:
Investments in leased assets, net of cash received	(10,665,849)	(31,713,501)
Proceeds from sales of new and leased equipment	4,707,677	4,953,900
Investment in financing facility	(164,822)	-
Investment in mortgage note receivable	-	(661,743)
Proceeds from mortgage note receivable	-	568,797
Investments in joint ventures, net of cash acquired	-	(2,625)
Change in restricted cash	371,885	323,174
Distributions received from joint ventures in excess of profits	198,611	101,682
Other assets, net	-	(9,297,981)

Net cash used in investing activities	(5,552,498)	(35,728,297)

Cash flows from financing activities:
Proceeds from notes payable - non-recourse	4,497,793	8,675,040
Repayments of notes payable - non-recourse	(18,858,036)	(18,937,753)
Issuance of additional member shares, net of sales and offering expenses paid	-	50,565,892
Redemption of additional member shares	(280,039)	(136,048)
Due to Manager and affiliates, net	-	(61,111)
Cash distributions to members	(8,355,679)	(6,902,472)
Distributions to minority interest holders in joint ventures	(821,971)	(445,600)

Net cash (used in) provided by financing activities	(23,817,932)	32,757,948

Effects of exchange rates on cash and cash equivalents	(663,882)	79,095

Net (decrease) increase in cash and cash equivalents	(13,356,006)	11,278,358
Cash and cash equivalents, beginning of the period	42,339,549	61,200,675

Cash and cash equivalents, end of the period	$28,983,543	$72,479,033
Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$3,136,701	$3,826,258

Supplemental disclosure of non-cash investing and financing activities:
Principal and interest paid on non-recourse long term debt
directly to lenders by lessees	$3,832,626	$1,096,371

Forward-Looking Information – Certain statements within this document may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”).  These statements are being made pursuant to the PSLRA, with the intention of obtaining the benefits of the “safe harbor” provisions of the PSLRA, and, other than as required by law, we assume no obligation to update or supplement such statements.  Forward-looking statements are those that do not relate solely to historical fact.  They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events.  You can identify these statements by the use of words such as “may,” “will,” “could,” “anticipate,” “believe,” “estimate,” “expects,” “continue,” “further,” “plan,” “seek,” “intend,” “predict” or “project” and variations of these words or comparable words or phrases of similar meaning.  These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.  We undertake no obligation to update publicly or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

Additional Required Disclosure

To fulfill our promises to you we are required to make the following disclosures when applicable:

A detailed financial report on SEC Form 10-Q or 10-K (whichever is applicable) is available to you.  It is typically filed either 45 or 90 days after the end of a quarter or year, respectively.  Usually this means a filing will occur on or around March 30, May 15, August 15, and November 15 of each year.  It contains financial statements and detailed sources and uses of cash plus explanatory notes.  You are always entitled to these reports. Please access them by:

•	Visiting www.iconcapital.com

or

•	Visiting www.sec.gov

or

•	Writing us at: P.O. Box 192706, San Francisco, CA 94119-2706

We do not distribute these reports to you directly in order to keep our expenses down as the cost of mailing this report to all investors is significant.  Nevertheless, the reports are immediately available upon your request.